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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-57744) and related prospectus of Digital River, Inc. for the registration of 2,880,368 shares of its common stock and to the incorporation by reference of our report dated February 22, 2000 with respect to the consolidated financial statements of NetSales, Inc. included in Digital River, Inc.'s Current Report on Form 8-K dated November 7, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Kansas City, Missouri
September 21, 2001